Listing Report:Supplement No. 25 dated Aug 07, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 298012
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 35.67%	Starting monthly payment:	$271.42

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jul-1991	Debt/Income ratio:	19%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	5 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	17	Length of status:	10y 6m
Amount delinquent:	$0	Revolving credit balance:	$4,731	Occupation:	Engineer - Electric...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	73%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	TheKena5000	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Payback to family
Purpose of loan:
This loan will be used to pay for wedding and reception.

My financial situation:
I am a good candidate for this loan because my bill paying is timely, my credit score is good and I've helped friends out who were in financial need.

Monthly net income: $2500

Monthly expenses: $
??Housing: $ 600
??Insurance: $ 120
??Car expenses: $ 250
??Utilities: $ 90
??Phone, cable, internet: $ 40
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 483
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418006
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	8.13%	Starting borrower rate/APR:	9.13% / 11.23%	Starting monthly payment:	$95.58

Auction yield range:	3.23% - 8.13%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	7.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Oct-1985	Debt/Income ratio:	8%
Credit score:	740-760 (Jul-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	1y 3m
Amount delinquent:	$0	Revolving credit balance:	$5,538	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	36%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	RedTruckGirl	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	740-760 (Latest)
Principal borrowed:	$1,300.00	< mo. late:	0 ( 0% )	760-780 (Jun-2008)
Principal balance:	$909.17	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Relocating expenses
Purpose of loan:
I am moving out of state for a permanent position with my current employer and need help with moving expenses.

My financial situation:
I am a good candidate for this loan because I have an excellent credit history for the past 23 years, and I can be counted on to pay it back as promised.? I have been paying consistently on my previous Prosper loan which I took out for automobile repair.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418444
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,400.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	9.00%	Starting borrower rate/APR:	10.00% / 12.52%	Starting monthly payment:	$45.17

Auction yield range:	3.23% - 9.00%	Estimated loss impact:	0.61%
Lender servicing fee:	1.00%	Estimated return:	8.39%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Nov-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	780-800 (Jul-2009)	Current / open credit lines:	7 / 5	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	21	Length of status:	0y 6m
Amount delinquent:	$0	Revolving credit balance:	$9,308	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	17%	Stated income:	$1-$24,999
Delinquencies in last 7y:	11	Homeownership:	No
Inquiries last 6m:	0
Screen name:	successnow	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	17 ( 65% )	780-800 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	2 ( 8% )	680-700 (May-2006)
Principal balance:	$0.00	1+ mo. late:	7 ( 27% )
Total payments billed:	26
Description
Website Development
Purpose of loan:
This loan will be used to?

Website development of fee-based membership website

My financial situation:
I am a good candidate for this loan because?

I am applying for a loan to develop?a?membership website.????

I have many friends who are experts in various fields.? Examples:? Real estate investing, anti-aging, nutrition/health, weight loss, spiritual, etc. There will be a?free forum for members.?

The Advisory Board of Experts will be interacting with members in the forum, writing monthly articles and recording teleseminars.???Members will pay a?fee for individual teleseminars on?topics that of their choice?or pay a monthly fee and receive access to all of the recordings, plus bonus gifts (TBD).??

I?am currently?participating in an internet coaching program where I am learning detailed step by step methods?to successful internet marketing.??(patobryan.com)?

Also, I have invested in a DVD course on creating &?marketing membership sites.??(membershipsiteowner.com)?

May, 2006, I received a Prosper loan.? I went through a business failure?which caused me to be late on my payments for a brief time.? I proactively stayed in contact with Prosper assuring them I would pay my loan.??I paid the loan off?10 months early.??

I need to hire techical and design support to get this site completed.??

I am an independent contractor for a company?(liveops.com) ?that handles orders for the infomercials you see on television.? My hours are flexible and I choose what days I work.? One benefit is that I work from my home office.??

I?am an independent representative as a childrens? party planner for a national company.? (noahsarkworkshop.com)?This business is similar to build-a-bear, but we bring the animals to stuff to the home of the birthday child, daycare centers, and Girl Scout troops.???

Monthly income:? $1600??
Bills:
Credit card pmt.????? $321? (2 cards)
Home equity line?????? 300 (actual pmt is $150, but I pay extra)
Cell phone?????????????????? 80
Home utility?????????????? 125?? (cable, internet, telephone)

Thank you very much for helping me.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419060
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	31.70%	Starting borrower rate/APR:	32.70% / 35.12%	Starting monthly payment:	$219.72

Auction yield range:	14.23% - 31.70%	Estimated loss impact:	15.46%
Lender servicing fee:	1.00%	Estimated return:	16.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Nov-1990	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	10 / 10	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	37	Occupation:	Other
Amount delinquent:	$0	Revolving credit balance:	$49,235	Stated income:	$100,000+
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	94%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	affluence-performer3	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Gridiron Football Academy Trainers
Purpose of loan:
This loan will be used to?Grow my existing business of training 12-17 year old football players.This loan will enable me to add valuable coaches to my coaching staff.?

My financial situation:
I am a good candidate for this loan because? i handle all of my credit obligations with the utmost due deligence.

Monthly net income: $ 10k

Monthly expenses: $
??Housing: $ 2,981.00
??Insurance: $ 400.00
??Car expenses: $ 1100.00
??Utilities: $ 300.00
??Phone, cable, internet: $ 300.00
??Food, entertainment: $ 400.00
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419258
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Dec-1999	Debt/Income ratio:	Not calculated
Credit score:	620-640 (Jul-2009)	Current / open credit lines:	13 / 13	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	48	Length of status:	0y 1m
Amount delinquent:	$925	Revolving credit balance:	$5,932	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	91%	Stated income:	$1-$24,999
Delinquencies in last 7y:	13	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	momstaxi357	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	620-640 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	620-640 (Apr-2008)
Principal balance:	$3,366.37	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Back to school time!
Purpose of loan:
This loan will be used to? help me further my education by taking classes to become a teacher and educate those children who will one day be our leaders!

My financial situation:
I am a good candidate for this loan because? .I want a better life for my kids and I, so I will do whatever it takes to make sure that that happens.?

Monthly net income: $ 1650

Monthly expenses: I am currently residing with my widowed father, so I have no house payment or household maintenance bills; I am responsible for part of the child care expenses?and my own credit card/store card bills.
??Housing: $
??Insurance: $ 70
??Car expenses: $?400
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $?300
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419410
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.38%	Starting borrower rate/APR:	11.38% / 13.50%	Starting monthly payment:	$82.30

Auction yield range:	4.23% - 10.38%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1990	Debt/Income ratio:	37%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	20 / 19	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	7y 11m
Amount delinquent:	$0	Revolving credit balance:	$12,533	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	82%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	bwight	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	720-740 (Latest)
Principal borrowed:	$2,500.00	< mo. late:	0 ( 0% )	680-700 (May-2008)
Principal balance:	$1,671.88	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Paying off Credit Cards
Purpose of loan:
Consolidate?5?credit cards?to one payment and pay?it off quickly.? This is my second step to becoming free of Credit Card Debt.

My financial situation:

I've had my 1st Prosper loan for several months and feel great about how much it helped me to move forward in my goals to get out of debt. I am responsible with my payments and feel that this 2nd loan will help me to reach my goals more quickly.

Thank? you for your consideration

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419508
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$21,780.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	10.50%	Starting borrower rate/APR:	11.50% / 13.63%	Starting monthly payment:	$718.22

Auction yield range:	8.23% - 10.50%	Estimated loss impact:	7.22%
Lender servicing fee:	1.00%	Estimated return:	3.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Mar-1996	Debt/Income ratio:	16%
Credit score:	780-800 (Aug-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	6y 10m
Amount delinquent:	$0	Revolving credit balance:	$240,423	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	89%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	intuitive-vigilance	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Equipment
Purpose of loan:
To purchase new photocopiers.

My credit score and responsible use of credit speaks to my realistic yet conservative approach to use of debt. I manage my expenses and debt responsibly. The payments on this loan are actually less than our current payments. The payments are not a new expense but actually area reduction in our monthly cost.Our business is profitable and has solid cash flow. We have been in business for over 25 years. I have 30 years of experience in the industry.Our business is the market leader; we sell more homes and properties than any other real estate company in our county. Our market share has grown to 19%. We beat the industry averages, we havethe highest average sales price, lowest market time, higher List Price to Sale Price ratio and, on average our sales people are more productive than any other firm.I can assure all investors that we are a great investment, a solid borrower that can be relied on for timely repayment.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419624
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	8.13%	Starting borrower rate/APR:	9.13% / 11.23%	Starting monthly payment:	$63.72

Auction yield range:	3.23% - 8.13%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	7.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Feb-1996	Debt/Income ratio:	4%
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	8 / 8	Employment status:	Retired
Now delinquent:	0	Total credit lines:	14	Length of status:	6y 5m
Amount delinquent:	$0	Revolving credit balance:	$1,103	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	2%
Delinquencies in last 7y:	17	Homeownership:	No
Inquiries last 6m:	0
Screen name:	self-reliant-return	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Bed and Couch
The purpose of this loan is to purchase a new bed and sofa.

My personal situation: I am currently retired and have an annual income of $42,000 ($3,500.00 per month). My income source is the Railroad Retirement Board and a Union sponsored retirement plan. Both are well funded and backed by the Federal Government. I have $43,000 in available credit of which I am currently using less than?two percent. I am seeking this loan in lieu of using a high-rate credit card. I do not currently own a car. Where I live public transportation is plentiful and more than adequate. If I really need a car I find that it is far cheaper to rent for a day or two a month than to buy and maintain a personal vehicle.?

Expenses:

Rent:???????????????????????$325.00 per month
Transportation:??????????$ 71.00 per month
Utilities:???????????????????$100.00 per month (that?s a high ? lower in summer)
Insurance:????????????????$ 72.00 per month (two life and one renters policy)
Cable and Internet:????$160.00 per month
Entertainment:??????????$100.00 per month
Food:???????????????????????$200.00 per month
Medical:?????????????????? $ 30.00 per month (as a wounded veteran I have VA co-pays only)

The balance of my income goes into long-term savings account which I desire to maintain as a security cushion and for a future down payment on a condo.

Also, when I reach my down payment goal I am going to want a highercredit score. Because my only source of credit is derived from credit cards Ifind it has been difficult to increase my scores. This loan should help.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419636
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Apr-1982	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-780 (Jul-2009)	Current / open credit lines:	17 / 17	Employment status:	Self-employed
Now delinquent:	2	Total credit lines:	28	Length of status:	2y 1m
Amount delinquent:	$0	Revolving credit balance:	$14,092	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	72%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	19	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	creative-cash	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Building
Purpose of loan:
This loan will be used to
Reduce credit? card balances and prepare me to move forward with a plan to improve my business. I own a business coaching franchise and want to implement marketing to increase my customer base. It is my intention to repay this loan as quickly as possible. My company's web page http://www.thegrowthcoach.com

My financial situation:
I am a good candidate for this loan because? I have a viable business with strong potential and a great marketing strategy. I also have maintained a good credit rating, paying all my bills in a timely manner. I made mistakes in the past that are now impacting my ability to get funding for my business. I am committed to moving towards significantly lowering my personal debt. I have the income to repay this debt.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419648
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 31.39%	Starting monthly payment:	$41.06

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Feb-1986	Debt/Income ratio:	9%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	3	Total credit lines:	21	Length of status:	1y 8m
Amount delinquent:	$5,172	Revolving credit balance:	$508	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	16%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	10	Homeownership:	No
Inquiries last 6m:	2
Screen name:	j42472	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate, establish credit
The Picture:

? I'm the guy in the Tan shirt, I'm interviewing someone about the art show they're participating in.

Purpose of loan:

I tried for a 10K loan at 7% but no one was interested.? This is a 1K "starter" loan to build my credit here.?

I have several high-interest credit cards that have been paid off.? I still have a couple left. ?My interest rates are as high as 28% and I want to reduce that as much as possible.

The delinquency:

That's?a fake debt - I had a Sears credit card that was written off, a collection agency bought the debt (which I no longer owed) and filed a deliquency against my credit.? The collection agency is dirty, so I'm researching how to get that off my report now.

My financial situation:

I work for a software company that makes software for the financial industry, i.e. stockbrokers.? I take home over $700 a week and my wife and I could easily live on my paycheck (including paying our debt) and use hers for savings.? She takes home about $500 a week, and we have a renter/roomate who pays $500 a month.

I have loaned a small amount of money on prosper in order to generate income, and I am a "cranky yankee" when it comes to spending money.? I recently laid out a budget by taking actual entries from my checkbook and bank statements and classifying each entry into the categories below.? These numbers represent my actual monthly spending.?

Essentially, I could pay off 1000.00 in 2 weeks but like I said I want to build credit so I'm looking for a loan here to do that.

Monthly net income: $ 6,500.00 (approx)
Monthly expenses: $?4,547.97
rent? ?$? 1,200.00?
wife ?debt? ?$???? 730.00??
groceries? ?$???? 450.00??
my debt? ?$???? 401.10??
car repairs? ?$???? 262.67??
dry cleaning and laundry? ?$???? 117.60
hair? ?$???? 175.83??
new clothes? ?$???? 166.67??
heating oil? ?$???? 150.00??
entertainment? ?$???? 130.00??
gasoline? ?$???? 125.00??
car insurance? ?$???? 109.95??
telephone? ?$???? 100.78??
health clubs? ?$????? 156.00??
cable internet? ?$????? 68.24??
transportation? ?$????? 59.00??
house gas? ?$????? 58.82??
electric? ?$????? 53.81??
parking? ?$????? 32.50

So part of the 1100 that's going to credit card payments will go to this loan, and hopefully will build my credit so I can go for the 10K loan next time.

To the 2 people who stiffed me on loans, I hope your situation improves, you realize your mistake and make up for it by loaning on prosper.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419650
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,900.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	33.50%	Starting borrower rate/APR:	34.50% / 36.95%	Starting monthly payment:	$85.41

Auction yield range:	11.23% - 33.50%	Estimated loss impact:	10.85%
Lender servicing fee:	1.00%	Estimated return:	22.65%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Mar-1989	Debt/Income ratio:	18%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	39	Length of status:	11y 11m
Amount delinquent:	$0	Revolving credit balance:	$9,027	Occupation:	Clerical
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	98%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	20	Homeownership:	No
Inquiries last 6m:	0
Screen name:	j_man	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	640-660 (Latest)
Principal borrowed:	$7,000.00	< mo. late:	0 ( 0% )	620-640 (Apr-2009) 640-660 (Mar-2008)
Principal balance:	$4,173.44	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
Family Vacation
Purpose of loan:
This loan will be used to take my family of 5 on a much needed vacation.

My financial situation:
I've worked for the same employer for 12 years and have a steady dual income household. I have a current prosper loan I used to consolidate debt that is paid on time every month.

Thanks for the help!?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419656
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 29.77%	Starting monthly payment:	$123.17

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1999	Debt/Income ratio:	13%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	5y 7m
Amount delinquent:	$0	Revolving credit balance:	$23,848	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	67%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	eloop	Borrower's state:	Mississippi	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	19 ( 100% )	660-680 (Latest)
Principal borrowed:	$9,000.00	< mo. late:	0 ( 0% )	680-700 (Jun-2008) 680-700 (Oct-2007)
Principal balance:	$3,664.46	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Preparing a Rental Property
Purpose of loan:
The purpose of this loan will be to make a few cosmetic improvements to my house that will shortly become a rental property.? I am relisting at a lower amount.? My credit score has gone down since my last Prosper loan, but I dont know why, I have not missed any payments.? I promise I am a creditworthy borrower, who has the capacity to repay this small debt.?
My financial situation:
I have a secure job, as well as sources of passive income which provide an adjusted gross income of 125,000 per year.? I have enough in savings and stocks to service this loan request.? I have invested in 40 loans on Prosper.? I have borrowed two loans from Prosper over the last three years.? Needless to say I am a huge believer in Peer to Peer lending.

Monthly net income: 8,300

Monthly expenses: $
??Housing: $ 1300
??Insurance: $ 140
??Car expenses: $ 350
??Utilities: $ 200
??Phone, cable, internet: $ 120
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 400
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419662
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$588.07

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Jan-1999	Debt/Income ratio:	15%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	16 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	8y 2m
Amount delinquent:	$0	Revolving credit balance:	$3,273	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	11%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	11
Screen name:	green-chairman	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
A good investment
Purpose of loan:
This loan will be used to make upgrades and remodel my family's Thai restaurant in Los Angeles. We have owned the restaurant for almost 10 years now. We pull in about $1200 a day before expenses and I think that an update to the design and interior will help us to attract more customers.

My financial situation:
I am a good candidate for this loan because the loan proceeds will be an investment in a solid and proven business.

Monthly net income: $ 3500

Monthly expenses: $ 1250
??Housing: $ 600
??Insurance: $ 50
??Car expenses: $ 100
??Utilities: $ 50
??Phone, cable, internet: $ 50
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 150
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419668
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.50%	Starting borrower rate/APR:	18.50% / 20.72%	Starting monthly payment:	$910.09

Auction yield range:	17.23% - 17.50%	Estimated loss impact:	18.97%
Lender servicing fee:	1.00%	Estimated return:	-1.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	May-1982	Debt/Income ratio:	Not calculated
Credit score:	780-800 (Aug-2009)	Current / open credit lines:	42 / 37	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	80	Length of status:	8y 7m
Amount delinquent:	$0	Revolving credit balance:	$125,789	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	54%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	brightest-kindness-birch	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off debts, as well as fulfill personal obligations. I am requesting a loan due to expenses that have accumulated over the past years. Currently I?owe a certain?amount of money towards debts and I wish to get rid of the high interest rates by receiving one loan and lowering my monthly payment, thus fixing two problems with one solution. Also,?I have two sons who are each?currently enrolling in universities, and want them both to be able to achieve the highest level of education that is required for them to reach their goals. Some debts have occurred due to the educational expenses, but I am not mourning those types of debts; the highest priority in my agenda is for my children to get an education.

My financial situation:
I am a good candidate for this loan because if it may be noted, on my credit report, that my credit score and history are more than excellent. I have a mortgage and have never been late on a payment, nor have I ever missed a payment; I always fulfill my obligations with haste. I have been able to keep the same job for the past 7 years and have been able to keep up with personal, as well as household, obligations. I am taking care of my financial affairs, but the monthly payments are too high and I wish to lower my monthly payments on all my debts by receiving a single loan. By receiving this loan, my financial situation would improve greatly.

As you will note, from my credit report,?I am a good candidate to consider.
Thank You very much for your time and am looking forward to hear from you soon.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419680
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,600.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$479.50

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Nov-1974	Debt/Income ratio:	65%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	30 / 27	Employment status:	Retired
Now delinquent:	0	Total credit lines:	47	Length of status:	9y 6m
Amount delinquent:	$0	Revolving credit balance:	$75,203	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	95%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	codyrun	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	13 ( 100% )	640-660 (Latest)
Principal borrowed:	$6,401.00	< mo. late:	0 ( 0% )	620-640 (Oct-2008) 640-660 (Aug-2008) 640-660 (Mar-2008) 580-600 (Dec-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
mergeing 12 credit cards
Purpose of loan:
This loan will be used to? Pay the balance on 12 credit cards accounts that have increase their intrest rate due to the financial market conditions and just plain greedy.

My financial situation:
I am a good candidate for this loan because? I pay my bills on time monthly.But I rather pay the intrest to Prosper investors and not the greedy companies raising intrest rates and asking for tax payers hard earned money.Let me state that I have been a Prosper lender since March 2006, and have payoff two other loans uccessfully, never late and have endorsed others to borrow with Prosper.moreover, I, we have learned last week that my wife has cancer.therefore, i appreciate you helping me ,us consolidate these 12 loans.

Monthly net income: $ 2548????

Monthly expenses: $
??Housing: $ 790
??Insurance: $??Car expenses: $??Utilities: $??Phone, cable, internet: ($ 400 total.)
??Food, entertainment: $ 400
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 1050
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419682
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	22.98%	Starting borrower rate/APR:	23.98% / 26.27%	Starting monthly payment:	$392.22

Auction yield range:	8.23% - 22.98%	Estimated loss impact:	7.54%
Lender servicing fee:	1.00%	Estimated return:	15.44%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Aug-2001	Debt/Income ratio:	24%
Credit score:	780-800 (Aug-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	2y 5m
Amount delinquent:	$0	Revolving credit balance:	$1,847	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	13%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	gentle-community	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a 2nd car for the family
Purpose of loan:
This loan will be used to purchase a second automobile for the family.? My Acura's lease was up so I turned it in a few weeks ago.

My financial situation:
I am a good candidate for this loan because I have great credit and have never defaulted or been late on any payments.? Never used a P2P loan service so thought I would give it a try.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419694
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	28.99%	Starting borrower rate/APR:	29.99% / 32.37%	Starting monthly payment:	$148.56

Auction yield range:	4.23% - 28.99%	Estimated loss impact:	2.24%
Lender servicing fee:	1.00%	Estimated return:	26.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-2004	Debt/Income ratio:	26%
Credit score:	740-760 (Jul-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	1y 9m
Amount delinquent:	$0	Revolving credit balance:	$3,920	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	62%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	sunny63	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 100% )	740-760 (Latest)
Principal borrowed:	$4,300.00	< mo. late:	0 ( 0% )	700-720 (Oct-2008) 700-720 (Dec-2007)
Principal balance:	$2,258.30	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Please help me be debt free!
Purpose of loan:
I will be using this loan to consolidate two high interest credit cards.? With this loan I will be able to continue my plan of becoming debt free and not using anymore revolving debt.?

My financial situation:
I have a good credit history and will pay this loan back with no problem.? I have just started a new stable job making more money with a very good company.? My spouse also has worked at their job for 2 and a half years.?

Monthly net income: $ 2100 plus my spouses income of $2800 per month. In addition rental income of $756.00 monthly.

Monthly expenses:??These expenses are for my household?not just myself.
??Housing: $ 1007.00??
Insurance: $ 140.00??
Car expenses: $ 257.00??
Utilities: $ 100.00??
Phone, cable, internet: $ 130.00??
Food, entertainment: $ 300.00??
Clothing, household expenses $?0.00??
Credit cards and other loans: $ 600.00??
Other expenses: $ 0.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419700
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	12.38%	Starting borrower rate/APR:	13.38% / 15.53%	Starting monthly payment:	$508.16

Auction yield range:	4.23% - 12.38%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	10.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Apr-1979	Debt/Income ratio:	18%
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	26 / 26	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	60	Length of status:	8y 0m
Amount delinquent:	$0	Revolving credit balance:	$30,990	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	64%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	3	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	HoneyCar	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Last hope for retirement
Purpose of loan:
This loan will be used to pay off credit cards that were used to help offset a loss of income while my husband was unemployed and we still had college-age kids to support.? His unemployment lasted three and half years following the last recession, which eventually required that he change career fields.? The new field pays half of his former salary, so despite our best efforts, the credit card debt is very difficult to eliminate.? Now we are caught in the trap of increasing credit rates and fees, which are analogous to the debtors' prisons of the 18th and 19th century.

My financial situation:
I am a good candidate for this loan because I have always managed to pay every debt, while juggling the need to educate my children and keep our old house in good condition.? We are not extravagant, not having taken a vacation or bought a new car in eight years.? We live frugally but manage to help contribute to our community through volunteer work and civic engagement.? In addition, I have been helping to support my brother who is unemployed and on disability with end-stage lung cancer.? I also help care for my 85 year old mother who is in declining health.? To keep my energy and spirits up, I ride my bike and camp and spend time with good friends and family.? I would ask a prospective lender to consider these aspects of my character when evaluating my application for a loan rather than focusing just on my credit score.? Thank you from the bottom of my heart!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419704
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 29.77%	Starting monthly payment:	$164.23

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jun-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	4 / 4	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	17	Length of status:	9y 4m
Amount delinquent:	$0	Revolving credit balance:	$2,552	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 3	Bankcard utilization:	61%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	0
Screen name:	unrivaled-exchange6	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay back loving mother
Purpose of loan:
This loan will be used to? Pay back my mother who helped?me pay off hospital bills.
My financial situation:
I am a good candidate for this loan because? I pay my bills on time. My rating is only so low because I have a tax lien on my credit report. I have a contract with them & make regular monthly payments. My daughter was in the hospital last year & my mother helped me pay by getting a home equity line of credit on her house. She now needs to go into a nursing home so I need to pay it off. At the time my house was to new for me to get a heloc & now the value has gone down. My family has alot to worry about with my mother & I don't want this to be added to it. Please help me help her. Thanks.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419706
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 31.39%	Starting monthly payment:	$41.06

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jun-1978	Debt/Income ratio:	19%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	5 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	23y 7m
Amount delinquent:	$0	Revolving credit balance:	$12,424	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	funlovinmomx2	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 100% )	720-740 (Latest)
Principal borrowed:	$6,100.00	< mo. late:	0 ( 0% )	740-760 (Jul-2007)
Principal balance:	$2,253.71	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
Pay Off Personal Loan
Purpose of loan:
I would like this loan to pay off a small personal loan and to buy a garage door opener for my new house.

My financial situation:
I am an excellent candidate for this loan because I have a great job as a legal assistant and have worked at my place of employment for over 23 years.?I have always paid my financial obligations on time.?

I am a returning borrower to Prosper because I had a very successful experience in getting my first loan over two years ago.? I have one year left on that loan, and I have never missed a payment or paid late.? My payments are automatically deducted from my checking account.? I consistently receive emails from my lenders on that loan thanking me for making my payments on time.? You can trust that you will be paid back.

Thanks so much for your consideration!

Monthly net income: $ 2,900

Monthly expenses: $?2,550
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419712
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	6.90%	Starting borrower rate/APR:	7.90% / 9.98%	Starting monthly payment:	$250.32

Auction yield range:	4.23% - 6.90%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	4.79%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-1989	Debt/Income ratio:	25%
Credit score:	740-760 (Jul-2009)	Current / open credit lines:	15 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	20y 11m
Amount delinquent:	$0	Revolving credit balance:	$15,290	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	27%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	redwing5	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	10 ( 100% )	740-760 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	780-800 (Aug-2008)
Principal balance:	$4,079.75	1+ mo. late:	0 ( 0% )
Total payments billed:	10
Description
Getting rid of credit cards
Purpose of loan:
This loan will be used to?Get rid of unsecured credit card debt.?

My financial situation:
I am a good candidate for this loan because? I have never defaulted on anything ever, I always pay on time and the amount due. I've?been employed?at the same?Hospital for?20+yrs as an?Biomedical Technician and have no plans on changing careers. I feel I'm?a loyal and responsible person.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419716
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 30.04%	Starting monthly payment:	$61.58

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Aug-1993	Debt/Income ratio:	Not calculated
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	1 / 0	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	43	Length of status:	0y 0m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Doctor
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	7	Homeownership:	No
Inquiries last 6m:	0
Screen name:	rate-jet6	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need washer/dryer
Purpose of loan:
This loan will be used to purchase washer and dryer and some other small misc. items for my home.

My financial situation:
I am a good candidate for this loan because just started a job as physician?with an orthopedic?group but need some extra cash to purchase a washer and dryer and some other misc. house items for my home.

Monthly net income: $ 5000.00

Monthly expenses: $
??Housing: $ 895
??Insurance: $ 0
??Car expenses: $510
??Utilities: $ 400
??Phone, cable, internet: $210
??Food, entertainment: $ 400
??Clothing, household expenses $ 200?
??Credit cards and other loans: $ 500
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419720
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	22.73%	Starting borrower rate/APR:	23.73% / 27.60%	Starting monthly payment:	$39.09

Auction yield range:	8.23% - 22.73%	Estimated loss impact:	8.54%
Lender servicing fee:	1.00%	Estimated return:	14.19%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-2001	Debt/Income ratio:	11%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	3 / 2	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	7	Length of status:	0y 10m
Amount delinquent:	$0	Revolving credit balance:	$710	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	magnificent-truth	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying down my Debt
Purpose of loan:
This loan will be used to? pay down my debt.

My financial situation:
I am a good candidate for this loan because?I am trying to get out of debt and need a little help.? I?pay my bills on time but lately it has been a little hard.??My husband is just starting?back work and we need some help for?this?space a time between paychecks.???

Monthly net income: $ 10,000 for myself and combined with my spouse about 40,000.?

Monthly expenses: $
??Housing: $ 300/month
??Insurance: $ 106.08/month
??Car expenses: $?429/month
??Utilities: $ 200/month
??Phone, cable, nternet: $ 79.00/month
??Food, entertainment: $ 300/month
??Clothing, household expenses $ 100/month
??Credit cards and other loans: $ 280/month
??Other expenses: $ 100/month
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419728
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,200.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$144.76

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Feb-1985	Debt/Income ratio:	9%
Credit score:	600-620 (Jul-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	15	Total credit lines:	46	Length of status:	4y 8m
Amount delinquent:	$54,924	Revolving credit balance:	$460	Occupation:	Other
Public records last 12m / 10y:	0/ 3	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	99	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	bigtime40	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	46 ( 100% )	600-620 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	600-620 (May-2008) 580-600 (Aug-2006)
Principal balance:	$2,079.39	1+ mo. late:	0 ( 0% )
Total payments billed:	46
Description
Growing Company/PROVEN Prosper Rcrd
I am currently in the process of expanding an existing?eight year old business that provides contract delivery service to local customers. I have (2) employees servicing (3) major accounts. ?I have been offered?the delivery contract for a local grocery chain that?now offers home delivery for their pharmacy.?My current vehicles are full sized vans that are not feasible for the high volume/short trip nature of the business.?A local?auto dealer has offered me a?short term?lease on?2 hybrid vehicles that should be able to meet the clients needs. The loan will cover the up front costs of the vehicles. Revenue from the new business will more than cover?expenses including loan costs.??

I have a?nearly (4) year history with Prosper including?completed loans with?never a missed or late payment providing my?investors with an attractive return and allowing them to share?in my success. I am willing to address any concerns or provide any additional information that may be needed. My large deliquent $ amount and # deliquencies involves three judgments?against?a company that I??had a small?ownership stake. The judgments were awarded for prior damages claimed by?existing franchisees after my company bought the brand out of bankruptcy.?I have not had to open any personal credit accounts in the past 4 years and only utilize a small business line of credit that is only available for approved uses.(i.e. payroll, direct expenses)?

My projected monthly cash flow for the new business is as follows:

Revenue ............................................. 11.200.00
((2)delivery vehicles available 12hrs/day....proj. 312 total-billable-hrs/mo/vehicle)
(avg. 6 dels/hr @ avg. 3.00/del. x (2)vehicles).. My contract allows a sliding scale on delivery fees based upon the type of service(i.e.24 hour(standard),On-Call, Express, delivery inside or outside of contracted zip codes.) There was very little historical data from the client so I based my projections on previous business we have done and kept them on the conservative side. Business will be billed on a per/delivery basis, but I have converted to a billable hour projection to aid in forecasting and tracking revenue.

Labor ................................................. (6550.00)
(624 man hrs @ 10.50/hr)

Vehicles ............................................ (1870.00)
Lease Payment combined (547.00)
Fuel/maint (930.00)
Upfront costs (180.00)> (incl. Prosper loan, sales tax, reg.)
Insurance (213.00)

Misc. Direct Expenses .....................??? (310.00)
Nextel RouteSmart > (creates efficient routing of scheduled deliveries and allows for verification and tracking of delivery needs)?

????????????????????????????????????????????????????????__________
Monthly Net???????????????????????????????????????? 2470.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419730
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	22.00%	Starting borrower rate/APR:	23.00% / 25.28%	Starting monthly payment:	$193.55

Auction yield range:	17.23% - 22.00%	Estimated loss impact:	20.25%
Lender servicing fee:	1.00%	Estimated return:	1.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	May-1992	Debt/Income ratio:	11%
Credit score:	620-640 (Aug-2009)	Current / open credit lines:	9 / 5	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	38	Length of status:	4y 10m
Amount delinquent:	$76	Revolving credit balance:	$2,539	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 10	Bankcard utilization:	72%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	kobelee	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 90% )	620-640 (Latest)
Principal borrowed:	$3,500.00	< mo. late:	2 ( 10% )	620-640 (Sep-2007)
Principal balance:	$1,181.94	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
used car
Purpose of loan:
Consolidation of Credit Cards

My financial situation:
I have a full-time?income, along with a part-time job.? Fully anticipate paying this loan prior to the term of 36 months.?Recovering from a heavy financially burdened Divorce.

Monthly net income: $ 4,000

Monthly expenses: $
??Housing: $ 0????
??Insurance: $?0
??Car expenses: $?0
??Utilities: $?300.00
??Phone, cable, internet: $ 200.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $?0
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419752
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.28%	Starting borrower rate/APR:	31.28% / 33.68%	Starting monthly payment:	$215.78

Auction yield range:	11.23% - 30.28%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	May-1993	Debt/Income ratio:	16%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	17 / 17	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	43	Length of status:	19y 0m
Amount delinquent:	$0	Revolving credit balance:	$225,733	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	bid-surgeon	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
back to school - please read
Purpose of loan:
This loan will be used to?

This loan will be used to cover tuition form my wife who has gone back to school.? After years of taking care of our children she has decided to pursue a career in school counseling.? She has already completed one year which?I have paid for out pocket and would like to borrow this semester's tuition so?I do not?add anymore revolving debt.? This is an excellent opportunity for her to have a career and help children in the process.??I want to do everything I can to help ensure she succeeds in her goals and any help from the lending community is greatly appreciated.

I am a good candidate for this loan because?

I have a spotless credit record and?I have the income to pay my exising bills with no problem.? In 20 years?I have never had one late payment and?I am not about to start now.? Please do not judge based on the?rating alone.? I do have high revolving debt outstanding but?I also have the income to support it and as previously stated have never missed a payment.??I am willing to absorb the high interest rate for this loan because it is still better than adding more revolving debt and makes me feel good that individuals will gain from this rate and not large corporations.? I welcome any questions that will make a potential lender feel more comfortable investing in this loan and thank all for considering me.

Monthly net income: $ 12,300

Monthly expenses: $
??Housing: $ 2600
??Insurance: $ 250
??Car expenses: $490
??Utilities: $ 400
??Phone, cable, internet: $ 200
??Food, entertainment: $?1000
??Clothing, household expenses $?1000
??Credit cards and other loans: $?2000
??Other expenses: $ 1000????
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419754
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$678.54

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	May-1986	Debt/Income ratio:	18%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	1 / 1	Employment status:	Full-time employee
Now delinquent:	7	Total credit lines:	38	Length of status:	9y 3m
Amount delinquent:	$39,473	Revolving credit balance:	$0	Occupation:	Engineer - Electric...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	32	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	BeenJamin	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	0 ( 0% )	700-720 (Latest)
Principal borrowed:	$9,000.00	< mo. late:	0 ( 0% )	(Sep-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	0
Description
Medical Debt and Automobile Upgrade
Purpose of loan:
This loan will be used to consolidate Medical debt that is going to be delinquent and to replace my automobile

My financial situation:
I am a good candidate for this loan because:
1) My strong credit profile
2) Excellent Employment history
3) Low debt to income
4) Good repayment history on all mortgage and consumer accounts
5) I own my automobile
6) I had a previous Prosper loan that I paid off early
7) I am a very responsible personMonthly net income: $

Monthly expenses: $2002.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419756
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.44%	Starting monthly payment:	$54.28

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Sep-1996	Debt/Income ratio:	Not calculated
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	9 / 3	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	27	Length of status:	0y 2m
Amount delinquent:	$0	Revolving credit balance:	$0	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%
Delinquencies in last 7y:	13	Homeownership:	No
Inquiries last 6m:	3
Screen name:	dedicated-affluence	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need to Move to Obtain a Job
Purpose of loan:
This loan will be used to? help pay our first month's rent at our new house, so that we may start anew.

My financial situation:
I am a good candidate for this loan because? I am using this loan to make a better life for my family.? I cannot obtain a job in our current location.? We are moving closer to my family, so that they may also watch the children, and avoid childcare expenses.? I have two jobs "lined up" for when I relocate.

Monthly net income: $ 3700 (spouse), in addition to what I would make... 2 jobs lined up!

Monthly expenses: $
??Housing: $ 1400
??Insurance: $ 200
??Car expenses: $ 300
??Utilities: $?250
??Phone, cable, internet: $ 100
??Food, entertainment: $ 50
??Clothing, household expenses $ 50
??Credit cards and other loans: $?75
??Other expenses: $100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419758
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$904.72

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Oct-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	12 / 11	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	37	Length of status:	2y 3m
Amount delinquent:	$0	Revolving credit balance:	$17,392	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	70%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	courteous-liberty	Borrower's state:	Nebraska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Working Capital
Purpose of loan:
This loan will be used to fund the expansion of a growing political consulting firm.

My financial situation:
I am a good candidate for this loan because of the increasing sales potential of the firm - from $340,000 in gross sales in 2008 to an estimated $500,000 in 2010.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419762
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Jun-1994	Debt/Income ratio:	5%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	0y 10m
Amount delinquent:	$0	Revolving credit balance:	$5,843	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	7
Screen name:	Investor1968	Borrower's state:	Alaska	Borrower's group:	Small Business & Self Employed
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	20 ( 100% )	680-700 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	600-620 (May-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
Pay off student looan
Purpose of loan:
This loan will be used to?
provide immediate payoff to negotiate lower settlement for existing student loan
My financial situation:
I am a good candidate for this loan because?
I have low monthly payments
Monthly net income: $ 75000

Monthly expenses: $ 1300
??Housing: $ 150
??Insurance: $
??Car expenses: $
??Utilities: $ 250
??Phone, cable, internet: $ 100
??Food, entertainment: $ 400
??Clothing, household expenses $
??Credit cards and other loans: $ 400
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419764
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Dec-1996	Debt/Income ratio:	46%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	17	Length of status:	3y 0m
Amount delinquent:	$0	Revolving credit balance:	$9,656	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	107%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	gold-amigo8	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off credit cards
Purpose of loan:
This loan will be used to?
consolidate cards at lower intrest????????????????????
My financial situation:
I am a good candidate for this loan because?I?have a stable income?with no?late payments.?

Monthly net income: $ 1500

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $ 600
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 150
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419766
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	15.00%	Starting borrower rate/APR:	16.00% / 19.69%	Starting monthly payment:	$35.16

Auction yield range:	3.23% - 15.00%	Estimated loss impact:	0.62%
Lender servicing fee:	1.00%	Estimated return:	14.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Feb-1999	Debt/Income ratio:	4%
Credit score:	820-840 (Aug-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	12	Length of status:	2y 1m
Amount delinquent:	$0	Revolving credit balance:	$11	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	FarmersBank	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Prosper Borrower Investing
Purpose of loan:
This loan will be used to establish a borrowing history on prosper.?? I plan on making automatic payments for the full term of the loan to establish history.

The loan will be used to invest in prosper.

My financial situation:
I am a good candidate for this loan because??

?I have the savings and the ability to pay off the loan.?

monthly income from job $6000
monthly rental income $1,500
Total income $7,500

Expenses

Housing to include (2) mortgages and all utilities 3,800
car payment = $180 (only 800 left on loan)
insurance = $160
Gas/food/entertainment = 600

expenses total 4740

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419774
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,600.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$162.85

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Sep-1991	Debt/Income ratio:	4%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	2 / 2	Employment status:	Retired
Now delinquent:	0	Total credit lines:	2	Length of status:	15y 4m
Amount delinquent:	$0	Revolving credit balance:	$980	Stated income:	$50,000-$74,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	89%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	towmater02	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	11 ( 100% )	640-660 (Latest)
Principal borrowed:	$7,400.00	< mo. late:	0 ( 0% )	660-680 (Aug-2008)
Principal balance:	$5,841.78	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
PAYING TO GO FROM LPN TO RN ****
Purpose of loan:
This loan will be used to? Help my Grandson continue his nursing education.? The first Prosper loan helped him reach his dream of becoming an LPN.? Now, he wants to continue his education and become an RN.? He currently works for the Cleveland Clinic and has been gainfully employed for over a year.? The Clinic is paying for most of his education, and he saved up all bur the $3,600 I am asking you to fund.

My financial situation:
I am a good candidate for this loan because? This is my second Prosper loan.? I have made every payment on time for almost a year now.? I NEVER have made a late payment in my life.? I don't know why I am consideredan E.? I do own my own home, and credit cards are now down to almost zero.? I am a man of my word.? If I have an obligation, I will fufill it.? This would only be a short term loan.? I will pay this loan and my other Prosper loan off in January.? At that time I hope that the state of OHIO is able to lend and I would like to become a lender to help other people too.? Please don't be intimidated by the rating of E.? As GOD as my witness, I will pay back this loan.? My history proves it.? I do get a monthly pay check, and my bank account, home address, and income have already been verified..

WE MAY NOT CARRY PURSES, BUT MALES CAN BE NURSES!!!!!!

Monthly net income: $ 5,000

Monthly expenses: $
??Housing: $ 800.00
??Insurance: $ 300.00
??Car expenses: $ 250.00
??Utilities: $ 500.00
??Phone, cable, internet: $ 125.00
??Food, entertainment: $ 600.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $ 350.00 INCLUDING PROSPER LOAN
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419780
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$297.31

Auction yield range:	17.23% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jun-1981	Debt/Income ratio:	9%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	6 / 4	Employment status:	Full-time employee
Now delinquent:	11	Total credit lines:	32	Length of status:	30y 1m
Amount delinquent:	$12,013	Revolving credit balance:	$3,162	Occupation:	Analyst
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	79%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	hardship10	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	720-740 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	700-720 (Mar-2008)
Principal balance:	$3,148.17	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
Home Improvement
Purpose of loan:
This loan will be used to?replace my washer/dryer, oven and help my daughter with down payment with her first home.

My financial situation:
I am a good candidate for this loan because, I will make my payment on time and I have been working at the same company for?30 years.? I filled a bankcruptcy?three years ago due to my divorce and now, I can't get any loan.? I tried to do a second loan on my house and it wasn't approve.? As you can see I never missed any payment with my last loan with prosper.

Monthly net income: $ 7600

Monthly expenses: $ 3470
??Housing: $?2,230
??Insurance: $?200
??Car expenses: $?200
??Utilities: $250
??Phone, cable, internet: $?350
??Food, entertainment: $??600
??Clothing, household expenses $?200
??Credit cards and other loans: $?400
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419786
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$119.28

Auction yield range:	8.23% - 24.00%	Estimated loss impact:	8.57%
Lender servicing fee:	1.00%	Estimated return:	15.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Dec-2006	Debt/Income ratio:	43%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	6 / 6	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	7	Length of status:	2y 0m
Amount delinquent:	$0	Revolving credit balance:	$445	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	8%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	MsLovie04	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a used car for school
Purpose of loan:
This loan will be used to purchase a used vehicle in great condition.

In May I was involved in an accident. Someone rear ended my car. It resulted in a total loss. Work is down the road so I had no need for a car during the summer. Now that school is starting I am going to need a car.

My financial situation:
I am a good candidate for this loan because I pay my bills on time. If given this loan I won't have any trouble paying it back.

Monthly net income: $ 800

Monthly expenses: $ 200 as of now
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ The payments made towards this loan.
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $ 100
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 100
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419798
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.13%	Starting borrower rate/APR:	21.13% / 23.38%	Starting monthly payment:	$150.97

Auction yield range:	8.23% - 20.13%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-1991	Debt/Income ratio:	27%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	20 / 17	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	45	Length of status:	9y 10m
Amount delinquent:	$0	Revolving credit balance:	$80,698	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	finance-axis	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Debt
Purpose of loan:
This loan will be used to pay off an existing credit card.? I'm trying to jump start my debt reduction plan and I have a Diners club that I need to pay off by September.? This loan will keep me from having to give Diners Club a lump sum and that way, I can proceed with my debt reduction plan.

My financial situation:
I am a good candidate for this loan because I pay my bills on time.? I have a lot of debt but I'm not delinquent on any of my bills.

Monthly net income: $ 7000

Monthly expenses: $
??Housing: $ 2600
??Insurance: $ 360
??Car expenses: $ 430?
??Utilities: $ 500
??Phone, cable, internet: $ 250?
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 1000?
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416385
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.00%	Starting borrower rate/APR:	26.00% / 28.32%	Starting monthly payment:	$523.78

Auction yield range:	11.23% - 25.00%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Aug-2000	Debt/Income ratio:	50%
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	14 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	1y 10m
Amount delinquent:	$0	Revolving credit balance:	$26,107	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	85%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	cdavidlaw	Borrower's state:	Illinois	Borrower's group:	Apple User Group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	35 ( 100% )	700-720 (Latest)
Principal borrowed:	$6,600.00	< mo. late:	0 ( 0% )	620-640 (Aug-2006)
Principal balance:	$253.56	1+ mo. late:	0 ( 0% )
Total payments billed:	35
Description
Consolidation
This is my second listing with prosper. My first listing I listed three years ago and I have one final payment left on Sept 7, 2009.

Just like my first listing I am interested in consolidating some of my credit cards and putting them into a loan to pay off in three years.

This loan will lower my monthly payments and allow me to eliminate the debt in three years.

The credit cards that I am consolidating are as follows:
Two chase cards at $4,968
Two Bank of America cards at $7,640

Currently my lowest interest rate is 19.24 and my highest is 27.24 and my total minimum monthly payments are $390.

If I get a loan at the starting interest rate of 26% that would put my monthly payments at around $524 a month. That is $134 more than the minimum payments with no end in sight to having them paid off in three years.

With my prosper loan ending next month($258 per month) and another loan ending in November($162 per month) that will lower my monthly expenses by about $286 per month allowing me to easily pay the loan since I am not increasing my monthly bills.

I am hoping the loan will be bid down to 18% which would be a great opportunity for me and an excellent return on your investment.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418227
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	May-1995	Debt/Income ratio:	40%
Credit score:	600-620 (Jul-2009)	Current / open credit lines:	18 / 16	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	41	Length of status:	7y 9m
Amount delinquent:	$23,663	Revolving credit balance:	$9,413	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	70%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	joesmama999	Borrower's state:	Minnesota	Borrower's group:	Not Accepting New Members
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	21 ( 95% )	600-620 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	1 ( 5% )	580-600 (Sep-2008) 580-600 (Sep-2007)
Principal balance:	$2,868.83	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
Grad School Tuition - MBA
Purpose of loan:? This loan will be used to pay for MBA degree tuition.? I am?in my third year of a part-time MBA program through Regis University, expected graduation in Spring 2011, and currently?holding a cumulative?3.952 "A" GPA (and intend to maintain that).? My next class starts?the end of this?month.

A little about me...I am a?busy mom to a little boy who will start 1st grade this fall.? I work as an Office Manager/Controller for a small?company with very good income potential, especially when my MBA is complete.? I have been here?over three years and love my job.?

My financial situation:? I am a good candidate for this loan because I honor my commitments.? I have not been late on any of my bills?for the past seven years.? Before that I had some financial crises with medical bills and an ex.? Some of you may notice I have a rather large delinquency on my record.? This is an overpayment from Social Security Adminstration.? I was considered disabled in my mid 20s and I was misinformed as to some of "rules."? I have recovered thankfully and I am currently on a repayment plan with SSA which is included in my above monthly expenses.? I am on my way back?out of a big hole and I promise you your investment will be a good one!

Monthly net income: $ 4750
Monthly expenses: $?3400

This will?be my?second Prosper loan.? My first is?about halfway being paid off and I?am current on my payments.? I've had such a good experience with Prosper that I thought I'd give it another go around.? I'd rather pay interest to my peers than some big banking institution.? Thanks for helping!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419407
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	32.84%	Starting borrower rate/APR:	33.84% / 36.28%	Starting monthly payment:	$334.36

Auction yield range:	14.23% - 32.84%	Estimated loss impact:	16.21%
Lender servicing fee:	1.00%	Estimated return:	16.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jul-2003	Debt/Income ratio:	50%
Credit score:	620-640 (Aug-2009)	Current / open credit lines:	13 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	3y 0m
Amount delinquent:	$0	Revolving credit balance:	$18,752	Occupation:	Laborer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	72%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	GonnaBeDaddy	Borrower's state:	Ohio	Borrower's group:	Thousand Dollar Group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	20 ( 100% )	620-640 (Latest)
Principal borrowed:	$4,950.00	< mo. late:	0 ( 0% )	580-600 (Apr-2008) 520-540 (Nov-2007) 640-660 (May-2007) 640-660 (Mar-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
Refurbing a new purchased home
Purpose of loan:
This loan will be used strictly to refurbish a home purchase we recently made at a sheriffs sale. When finished, it will received a $500 per month rental income. The first home I bought in December of 2008 is finished. It was purchased for cash, however, do to it being a mobile home on property, It has no loan value. It is the same situation with the second home. I purchased the land and the mobile home comes with it. The first home provide $650 in rental income with annual taxes of less than?$500?
My financial situation:
I am a good candidate for this loan because I have proven that I am dedicated to paying my bills on time. I have taken car of my prosper obligations 1 full year before it needed to be paid. I still have never had 1 late payment on my bills. My credit debt is strictly due to refurbishment of the first home.

Monthly net income: $ 2433

Monthly expenses: $
??Housing: $ 0.00
??Insurance: $ 90.00
??Car expenses- fuel: $300
??Utilities: $250
??Phone, cable, internet: $ 140
??Food, entertainment: $?300
??Clothing, household expenses $ 350????
??Credit cards and other loans: $??560
??Other expenses: $ varies

My significant other works a full time job and has a better income. I would be more than happy to provide a copy of her stub.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419633
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.28%	Starting borrower rate/APR:	31.28% / 33.68%	Starting monthly payment:	$388.40

Auction yield range:	11.23% - 30.28%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Nov-1993	Debt/Income ratio:	8%
Credit score:	720-740 (Jul-2009)	Current / open credit lines:	3 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	15	Length of status:	16y 4m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$100,000+
Delinquencies in last 7y:	19	Homeownership:	No
Inquiries last 6m:	0
Screen name:	Vince4334	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	15 ( 100% )	720-740 (Latest)
Principal borrowed:	$9,000.00	< mo. late:	0 ( 0% )	680-700 (Mar-2008)
Principal balance:	$5,735.36	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Loan to consolidate bills
Purpose of loan:
This loan will be used to consolidate and pay?outstanding medical bills.?

My financial situation:
I am a good candidate for this loan because I make an excellent salary and don't have any major financial obligations.?I?make $100k?per year. Monthly net income: $5,000.? I have an existing Prosper loan that I have been paying off in a timely manner for over a year now (never missed a payment, never late either).

Monthly expenses: $
??Housing: $1,300
??Insurance:?$200?(health and life insurance)
??Car expenses: $480 (including insurance and gas)
??Utilities: $150
??Phone, cable, internet: $200
??Food, entertainment: $500
??Clothing, household expenses $200
??Credit cards and other loans: $1200?
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419639
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,560.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 29.93%	Starting monthly payment:	$64.05

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-1993	Debt/Income ratio:	22%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	26	Length of status:	2y 11m
Amount delinquent:	$359	Revolving credit balance:	$8,680	Occupation:	Teacher
Public records last 12m / 10y:	0/ 2	Bankcard utilization:	93%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	MarkW63	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PayOff Three Accounts
Purpose of loan:
This loan will be used to pay off three account, two of which are older ones with relative small balance. By honoring my committment on these, I believe I will improve my credit standing.

My financial situation:
I am a good candidate for this loan because I understand and am committed to maintaining responsible managment of my credit experiences. As I am trying to reduce by debt as much as possible a low interest rate loan will allow me to accomplish my goal sooner, and therefore I will plan to pay this loan off early.

Monthly net income: $ 3,600.00

Monthly expenses: $
??Housing: $ 600.00
??Insurance: $
??Car expenses: $
??Utilities: $ 100.00
??Phone, cable, internet: $? 50.00?
??Food, entertainment: $ 100.00
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $ 50.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419651
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$1,130.90

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Nov-1998	Debt/Income ratio:	40%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	34	Length of status:	4y 5m
Amount delinquent:	$355	Revolving credit balance:	$6,761	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	73%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	glowing-worth	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Real Estate investor-I do the work
Purpose of loan:
This loan will be used for real estate investing cash flow. Simply need start up capital to make my first few flips and tax lien purchases.

My financial situation:
I'm a good candidate for this loan because I am using a highly successful system and strategy for flipping residential property, buying tax liens and turning properties in a short amount of time, usually less than a week for quick flips (wholesaling) and 30-60 days for rehabbing and reselling. I am an honest, hard worker. Highly motivated and capable. Have never had a forclosure, eviction, bankruptcy. I have been in the US military for 12 years now (8 years active duty Marine Corps, 3 years Navy reserve). I and am ready to apply my skills, discipline and abilities to build a large cash flow reserve and make my investors a great rate of return.

Monthly net income: $3800

Monthly expenses: $2612
??Housing: $1330
??Insurance: $87
??Car expenses: $120
??Utilities: $210
??Phone, cable, internet: $115
??Food, entertainment: $500
??Clothing, household expenses $100
??Credit cards and other loans: $150
??Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419655
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,500.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	14.01%	Starting borrower rate/APR:	15.01% / 17.18%	Starting monthly payment:	$364.04

Auction yield range:	4.23% - 14.01%	Estimated loss impact:	2.15%
Lender servicing fee:	1.00%	Estimated return:	11.86%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	May-1999	Debt/Income ratio:	30%
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	13 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	1y 7m
Amount delinquent:	$0	Revolving credit balance:	$10,328	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	32%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	encore7	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Secure New Location
This loan will be used to transfer the location of my current gym to another facility. I currently run a gym that offers boxing, mixed martial arts, and personal training. Presently the gym is located in an industrial park, and is inconvenient to our 131 members, due to the lack of parking. The goal of the gym is to grow and be a more accessible location.????????????

??? There is a need for more equipment to accommodate the members. The current location is approximately 3,000 square feet, while the new location is roughly 5,000 square feet. At times members are forced to exercise close together. ?Extra space will allow the addition of new equipment and there will be ample room for the members to work out. With the growth of membership space in the facility is scarce.????????????

??? The current location of the gym is simply a loading bay. There is no air ventilation, and the gym gets rather hot and humid.? The new location will be beneficial because it has a ventilation system that would create a better comfort level to the members of the gym. Without proper ventilation we run the risk of people having heat related illnesses.?????????????

??? Overall the move to this new facility I will be able to better manage the everyday operations of the gym while providing a more comfortable environment for the members to work out. The new location will also provide an enhanced location that is easier to access for members. There will be more space for new equipment, ample space for all of the activities happening daily.

??? I?m an excellent candidate for this loan because I manage my finances responsibly and maintain my credit by paying all of my bills on time. I have a long history of paying car payments and credit card bills on time. With a new location I will be able to acquire more profit for the gym which will be greatly beneficial towards paying the balance of this loan. The payment plan associated with this loan will fit well within my budget. Even if the forecasted growth of the gym was not as projected within the allotted timeline, payment of the loan would not be a hardship. This being said, I appreciate the opportunity of being considered for this loan to further grow my business.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419659
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,800.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	23.00%	Starting borrower rate/APR:	24.00% / 27.31%	Starting monthly payment:	$151.09

Auction yield range:	17.23% - 23.00%	Estimated loss impact:	19.25%
Lender servicing fee:	1.00%	Estimated return:	2.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Aug-1999	Debt/Income ratio:	28%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	11 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	6y 9m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	WorkingSmart	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to refinance existing debt for a lower interest rate so that I can save money by paying less interest and paying off my debt sooner.

My financial situation:
I am surprised that I'm listed as high-risk but I have had recent credit pulls due to applying for a second job and balance transfers. I am a college graduate with a good job. I have been employed with my current company for almost two years. Before that I was employed through a sister company of my current company for five years. I have a solid employment history going back over 13 years. From time to time I work second jobs nights and weekends. My last second job was from 6/07-11/08 and ended with the last presidential election cycle.
My car is paid off and in good repair. I don't open new lines of credit unless it is for a balance transfer for a lower interest rate. I have an emergency fund in my savings account. I should be receiving a raise within a few months after I earn another certification. I don't use the credit that I do have. I am on time with my payments. Most of my debt is from school loans. I have paid off around $10,000 of debt in the last two years. Thank you for your consideration.

Monthly net income: $ 2,060

After monthly expenses I have $250 extra to make higher payments on my debt and $250 to put in my savings account for emergencies.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419663
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	B
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	15.49%	Starting borrower rate/APR:	16.49% / 20.19%	Starting monthly payment:	$35.40

Auction yield range:	6.23% - 15.49%	Estimated loss impact:	5.27%
Lender servicing fee:	1.00%	Estimated return:	10.22%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	May-1991	Debt/Income ratio:	16%
Credit score:	760-780 (Jul-2009)	Current / open credit lines:	4 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	8	Length of status:	3y 11m
Amount delinquent:	$0	Revolving credit balance:	$4,515	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	6	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	scholarly-affluence	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Purchase Inventory
Purpose of loan:
This loan will be used to expand my current eBay vintage watch?business.? I would like to stock some affordable vintage Swiss timepieces.??A proven business?model has emerged using my?smart buying habits and utilization of a master watchmaker.? ?I have been collecting for many years and have been selling successfully on eBay for ten.??? I have been working on a blog to promote and share this passion and have thousands of satisfied customers Worldwide!?

My financial situation:
I am a good candidate for this loan because I am highly motivated and experienced in this field and have a great credit score.? Our total household income is $58,000

Thanks very much?for your time
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419677
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	12.38%	Starting borrower rate/APR:	13.38% / 15.53%	Starting monthly payment:	$338.77

Auction yield range:	4.23% - 12.38%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	10.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Feb-1991	Debt/Income ratio:	32%
Credit score:	780-800 (Aug-2009)	Current / open credit lines:	11 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	33	Length of status:	8y 5m
Amount delinquent:	$0	Revolving credit balance:	$23,094	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	57%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	transparent-bazaar	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off the Home Depot Card
Purpose of loan:
This loan will be used to pay off my Home Depot credit card.? I have made vast home improvements over the past few years.? Most recently that has included installing granite counter tops in the kitchen (over 100 sq.ft.), installing a new front entry door and upgrading the crown molding throughout the house.? I took advantage of some no interest no payment promotions with Home Depot to finance this latest round of upgrades.? I would like to use this loan to pay off the Home Depot card before any accrued interest is added to the balance.?

My financial situation:
I am a good candidate for this loan because I have an excellent job as a mechanical engineer with a regional electric utility.? I specialize in environmental testing and reporting.? My base salary is $97,500 and will increase in FY2010 which begins 10/1.? Since 2001 I have made no less than $115,000 in total compensation which includes salary, overtime and bonuses.

At age 39, I have a retirement portfolio valued at $135,000 plus a company sponsored pension.? I am aggressively trying to pay down debt with a reasonable goal of being debt free other than my home by age 45.? I have an excellent payment history with my creditors.? My home was valued at $360,000 in 2006.? With this latest remodeling effort, I anticipate that value to only improve once the housing market stabilizes.? This will result in a fair amount of equity.?

I appreciate your consideration with this loan.? It is amazing how the stress level decreases as the debt load dwindles.? This small loan will help as another positive step to achieve my overall goal.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419679
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$315.89

Auction yield range:	17.23% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jul-1985	Debt/Income ratio:	29%
Credit score:	740-760 (Jul-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	32	Length of status:	22y 1m
Amount delinquent:	$0	Revolving credit balance:	$30	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	5
Screen name:	Spitfire2	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	740-760 (Latest)
Principal borrowed:	$9,000.00	< mo. late:	0 ( 0% )	700-720 (Apr-2008)
Principal balance:	$3,446.41	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
PROSPER'S RATINGS ARE NUTS!!!
THE NEW PROSPER RATINGS ARE NUTS! I have no DQ's, no bankcard usage, paid ahead my last prosper loan, my credit score is up more than 40 points to 760,?and they give me?an HR score. Those that filed BK last year and/or are currently delinquent with high bankcard usage, have scores in low to mid 600's?are getting AA's and A ratings! How accurate is that to determine the credit-worthiness of a borrower? Oh, well...here goes...

Purpose of loan:
A whopping $1000/yr maximum dental insurance?coverage is not covering all of the dental work my wife and I needed this year! This loan will be used to pay off my current high-rate Prosper loan which was taken?to settle medical debt from LAST year ($3K + remaining) and new dental work this year. It seemed that this year my dentist?dedicated one of his dental chairs specifically to us!?

My Prosper loan has been paid ahead and I've never missed a payment.

My financial situation:

I am a good candidate for this loan because I have had impeccable credit for the past?four and a half?years and my wife and I have worked hard to maintain this. Due to her losing her job in 2001 (post 9/11) and having emergency medical issues, we filed bankruptcy in 2005. Prior to that date - and since the date we filed - we have been totally current on ALL bills, and have rebuilt our credit.?My wife and I are?government employees - she with the state, me with the federal government, and have stable, secure jobs. I've been with the Dept of Defense?for 23 years, she with?the state for 5 years. We've worked extraordinarily hard to pay off nearly all our debt,?and would like to pay this off?and cut our interest. With your help, I will be able to accomplish that goal!

To explain my high number of inquiries:?My "former" bank, Washington Mutual, was bought out by Chase, and they've done everything they could to destroy our relationship by ignoring?the IDEA of customer service. We've closed all our accounts and transferred to our local credit union and opened new credit accounts, and closed our Chase accounts.

And as for getting friends and relatives to donate: We live in Idaho - one of those states not eligible for bidding on loans - yet! Please give my request?consideration anyway!? If you have questions, please feel free to ask!

Monthly net income: $ 4800
Monthly expenses: $
Housing: $ 1700
Insurance: $ 100
Car expenses: $500
Utilities: $100
Phone, cable, internet: $200
Food, entertainment: $ 300
Clothing, household expenses $300
Credit cards and other loans: $800 (Prosper loan and dental bill, credit cards paid off)
Daycare $400/month

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419683
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$203.56

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Oct-1998	Debt/Income ratio:	13%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	15	Length of status:	3y 3m
Amount delinquent:	$0	Revolving credit balance:	$1,041	Occupation:	Professor
Public records last 12m / 10y:	0/ 2	Bankcard utilization:	83%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	2	Homeownership:	No
Inquiries last 6m:	4
Screen name:	blue-brilliant-kindness	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off my credit cards in an effort to increase my changes of securing a home loan for my family.

My financial situation:
I am a good candidate for this loan because I understand my financial obligation and have created a budget to follow once I have gotten past this bump in the road.

Monthly net income: $ 3500.00

Monthly expenses: $
??Housing: $ 450.00
??Insurance: $
??Car expenses: $ 322.00
??Utilities: $ 200.00
??Phone, cable, internet: $ 50.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 4500.00
??Other expenses: $ 500.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419691
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	25.52%	Starting borrower rate/APR:	26.52% / 29.11%	Starting monthly payment:	$60.85

Auction yield range:	8.23% - 25.52%	Estimated loss impact:	7.11%
Lender servicing fee:	1.00%	Estimated return:	18.41%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Mar-1985	Debt/Income ratio:	37%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	20 / 19	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	37	Length of status:	6y 9m
Amount delinquent:	$0	Revolving credit balance:	$96,764	Occupation:	Executive
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	92%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	glowing-principal	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Finishing My Kitchen Remodel
Purpose of loan:
I will be using this loan to finish a kitchen remodel that I started a while ago. I did underestimate?the?total job and the amount

My financial situation:
I am a good risk because I do?make an excellent living. I just do not have the cash readily available now.?I am "bullish" about making my payments on time.

Monthly net income: $20,833 (after tax)

Monthly expenses: $ 16,300
??Housing: $6,500
??Insurance: $650
??Car expenses: $1,275
??Utilities: $400
??Phone, cable, internet: $ 275
??Food, entertainment: $1,000
??Clothing, household expenses $1,200
??Credit cards and other loans: $4,000
??Other expenses: $ 1,000
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419697
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Nov-2002	Debt/Income ratio:	30%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	8 / 5	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	23	Length of status:	6y 6m
Amount delinquent:	$7,154	Revolving credit balance:	$2,528	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	100%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	9	Homeownership:	No
Inquiries last 6m:	4
Screen name:	orange-impressive-silver	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay Off my Bills, one payment!
Purpose of loan:
This loan will be used to?pay off my loans and credit card and have one payment. I would be happy to have one monthly payment.?

My financial situation:
I am a good candidate for this loan because? even do I made some mistake when I first join the military being young. I am very responsible. I am more mature, have a family and I want to someday be debt free. I would like a chance to be approved for this loan.

Monthly net income: $ 3922.00

Monthly expenses: $
??Housing: $ Army Housing 0.00
??Insurance: $ 99.50 ????
??Car expenses: $ 838.00
??Utilities: $ 50.00
??Phone, cable, internet: $ 200.00
??Food, entertainment: $ 50.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $ 600.00
??Other expenses: $ 500.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419703
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$173.33

Auction yield range:	11.23% - 14.00%	Estimated loss impact:	10.31%
Lender servicing fee:	1.00%	Estimated return:	3.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Oct-1998	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	5 / 4	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	8	Length of status:	10y 1m
Amount delinquent:	$0	Revolving credit balance:	$60	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	copusqueen	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	11 ( 92% )	740-760 (Latest)
Principal borrowed:	$4,999.00	< mo. late:	1 ( 8% )	680-700 (Jul-2008)
Principal balance:	$3,583.12	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Award-winning music group expands
Purpose of loan:
This loan will be used to expand on the success of an independent music label.? Since previously raising $5,000 via Prosper, one of the groups on the label has recorded a CD that has been nominated for 'best acoustic album of the year', has been played on national and international radio, as well as cable TV (reaching #9 in March).? The group now has a publicist,?a radio promoter, and is selling on CDBaby and iTunes.??The independent music label now has a new catalog website that includes other artists who present conscious music and lyrics.

My financial situation:I am a good candidate for this loan because I have an excellent credit score, have paid all bills on time, have paid $1,500 down on the previous Prosper loan, and have personally matched the $5,000 with my own investment capital.? This new $5,000 will pay of the balance of the previous loan and have some remaining capital for marketing.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419707
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$678.54

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jul-1982	Debt/Income ratio:	59%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	8y 1m
Amount delinquent:	$0	Revolving credit balance:	$13,009	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	83%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	ByeByeDebt2	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Birth of first child
Purpose of loan:
This loan will be used?to consolidate my debt by paying of my credit cards and my student loan.? I have a baby that will be due around April 2010 and I want to pay off all my debt to start saving for a house for my family

My financial situation:
I am a good candidate for this loan because I always pay my bills on time even though I?my debt to income ratio is higher than normal.? I make good money and by consolidating my credit cards and student loan into one payment will save me more money.

Monthly net income: $ $5,000????

Monthly expenses: $
??Housing: $ 0
??Insurance: $305
??Car expenses: $?1000
??Utilities: $ 0
??Phone, cable, internet: $ 100
??Food, entertainment: $ 300
??Clothing, household expenses $0
??Credit cards and other loans: $?13000
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419711
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,900.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	11.00%	Starting borrower rate/APR:	12.00% / 14.13%	Starting monthly payment:	$96.32

Auction yield range:	4.23% - 11.00%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	8.86%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-2002	Debt/Income ratio:	15%
Credit score:	760-780 (Jul-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	11	Length of status:	1y 0m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	ChrisLoans2You	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Solid Loan for your portfolio.

Purpose of loan:
This loan will be used for various things, including saving some, paying?off some minor loose end bills, putting some into my 2 year olds college account, etc..

My financial situation:
I am a good candidate for this loan because?

I have a low cost of living and and my job is not in jeapordy.
I worked very hard to rebuild my credit from my youthful mistakes and will not ruin it.
I am a family man who makes it a priority to pay bills.
I check my credit regularly to ensure it is perfect and accurate
I have 45% equity in my home ($125,000) conservative equity estimate
0 bank card debt
$2000 Prosper lender?portfolio (approx)
I am due for a salary?increase in Sep 2009

The loan will be paid back, period. I have been burned by a few borrowers on here and I know how it feels to see a loan go bad. I will not do that to anyone. I will set up my payments on auto draft.

**The "judgement" on my credit history is from a work accident in 2003. The insurance company was supposed to send payment for the bill and they delayed. I was persistent, but got caught up in the red tape and they did not pay until 1 week after the judgement was rendered. I worked hard to get it removed, 2 bureaus removed it, but not Experian. The ammount was negligible ($325). I even sent a?personal notice to the judge, but to no avail. Another case of a worker getting hurt on the job and his credit getting dinged!

** Prosper is showing I do not own a home. I am going to fax in my paperwork so hopefully that will be updated correctly. I do own a home, but recently refinanced which may explain why it is not showing up yet. I own a home valued conservatively at 239,000 and I owe 131,000 30 years at 4.875%

I owe around $7000 on a $30,000 2007 Ford Edge, which I have?2 years left at 2.9% I am 6 months ahead on my payments.

I think I should be an AA rating, but I made?some recent?inquiries when refinancing which knocked me down to A

I am currently working full time as well as taking?12 college credits this semester.

I do plan on paying this loan back as a full 3 year term.
My gross salary pay is 2925/4 weeks
My net salary pay is 2425/4 weeks plus I get a mileage check and health insurance reimbursement monthy (around $400 net)
My company is also generous enough to give us a nice?holiday bonus, and I do make some?extra cash on the side doing various things.

This loan is a solid one for your portfolio, it will get paid back over time, providing you with a solid?flow of interest and principal?coming in.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419715
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$148.65

Auction yield range:	17.23% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jul-1999	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	14 / 14	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	30	Length of status:	10y 11m
Amount delinquent:	$0	Revolving credit balance:	$9,745	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	96%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	stylist4u	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	38 ( 100% )	700-720 (Latest)
Principal borrowed:	$13,001.00	< mo. late:	0 ( 0% )	660-680 (Feb-2008) 660-680 (May-2006)
Principal balance:	$5,904.40	1+ mo. late:	0 ( 0% )
Total payments billed:	38
Description
Paying Income Taxes
I need this loan to pay off federal income taxes from 2008.? I am a salon owner.? My estimated payments did not cover all that I owe.? Please consider me for this loan.? I have perfect payment history through Prosper.? Thanks for your time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419717
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Oct-1990	Debt/Income ratio:	31%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	14 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	34	Length of status:	8y 3m
Amount delinquent:	$0	Revolving credit balance:	$27,676	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	93%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	basis-igniter	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off credit card debt
Purpose of loan:
This loan will be used to establish a better credit rating and establish a relationship with the lenders for future loans.
My financial situation:
I am a good candidate for this loan because I have a good credit rating and would like to keep it that way because I plan on purchasing a home next year in the summertime and anticipate obtaining favorable credit terms when I do purchase the home.
Monthly net income: $3900????

Monthly expenses: $
??Housing: $ 1300
??Insurance: $ 47
??Car expenses: $ 370
Utilities: $ 145
??Phone, cable, internet: $ 128
??Food, entertainment: $50
??Clothing, household expenses $25?
??Credit cards and other loans: $ 1600
??Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419721
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$24,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.2%

Starting lender yield:	21.58%	Starting borrower rate/APR:	22.58% / 24.85%	Starting monthly payment:	$923.79

Auction yield range:	8.23% - 21.58%	Estimated loss impact:	6.71%
Lender servicing fee:	1.00%	Estimated return:	14.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Dec-1985	Debt/Income ratio:	812%
Credit score:	800-820 (Aug-2009)	Current / open credit lines:	6 / 6	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	9	Length of status:	12y 11m
Amount delinquent:	$0	Revolving credit balance:	$1,113	Occupation:	Bus Driver
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	2%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	tenacious-value	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Aqua Farming/Prawn Farming
Purpose of loan:
This loan will be used to? start an alternative method of? farm?crops to replace tobacco and will serve as a example to other farmers and help them to perceive their farms in a more profitable way.? Fresh water shrimp farming,for example will provide immediate job opportunities on the farm and the?surrounding community.

The farms have been in the family since 1869.? Freshwater prawn farming is an aquaculture business designed to raise and produce freshwater shrimp for human consumption.? The global annual production of freshwater prawns, excluding crayfish and crabs, in 2008 was about 380,000 tons, of which China,Thailand and India led the way in production.? Therefore, this will be a major milestone for not only North Carolina, but the United States.

My financial situation:
I am a good candidate for this loan because? the farm receives income from the renting of land to a local farmer to grow crops; income is received from renting land to a tree Distributor to grow trees; and income is received from from a group that hunts on the property.? In addition, there are nine (9) members of our family that have their own source of income, that are?involved in the farm. If necessary the family are able and willing to stand behind the loan obligation.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419723
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.11%	Starting borrower rate/APR:	21.11% / 24.92%	Starting monthly payment:	$37.73

Auction yield range:	8.23% - 20.11%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.14%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-2001	Debt/Income ratio:	6%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	10 / 11	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	18	Length of status:	8y 5m
Amount delinquent:	$5,039	Revolving credit balance:	$8,438	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	47%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	5	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	money-mirth	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Starting (www.fundsnmore.com)
Purpose of loan:
This loan will be used to? Start a new financial information network titled Fundsnmore.com. This is my son's business he will be graduating from University Of Cincinnati with a finance Degree. The website will be used for financial purpose such as finding loans, stock news, business news and everything that has to do with funds, investing, information for starting a business and much more.He has already registered the domain. he just needs funds to set it up, promote it and maintain it.

My financial situation:
I am a good candidate for this loan because? i am very responsible with loans, I believe if i borrow, i must pay back. Although i? have had some though times in the past but i thank God everything is getting better now, I am trying to clear all my debt now that i have a good job. but there is nothing more important than helping my son become successful which is why i need this loan to help him out in anyway a mother can help.If i am not capable of repaying a loan i will not borrow it. I will always make payments above the minimum monthly payment, and no late payments.

Monthly net income: $ 6,000

Monthly expenses: $
??Housing: $ 850
??Insurance: $ 210
??Car expenses: $
??Utilities: $ 50
??Phone, cable, internet: $ 90
??Food, entertainment: $ 210
??Clothing, household expenses $ 500
??Credit cards and other loans: $ 79
??Other expenses: $ 2460
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419749
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,400.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	15.00%	Starting borrower rate/APR:	16.00% / 18.18%	Starting monthly payment:	$119.53

Auction yield range:	3.23% - 15.00%	Estimated loss impact:	0.62%
Lender servicing fee:	1.00%	Estimated return:	14.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Jul-1996	Debt/Income ratio:	28%
Credit score:	740-760 (Jul-2009)	Current / open credit lines:	15 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	8y 2m
Amount delinquent:	$0	Revolving credit balance:	$48,150	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	81%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	hope-candy	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate Debt/Pay off Bills
Purpose of loan:
This loan will be used to pay off my debt/bills. It will help me out and reduce my debt and pay off some bills.

My financial situation:
I am a good candidate for this loan because I never filed for bankruptcy and I always pay my bills on time. I am employed for over 8 years at my day job and I bartend on the weekends (Friday night-Sunday) and I have been working there for almost 4 years now. I am trustworthy and dependable and I will pay everything on time. If you need any other information please feel free to email Thanks

Monthly income: $3900
Mortgage: $1620
Association: $126
Phone,internet,cable: $140
Gas $25
Electricity $ 70
Loans/CC: $700
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419751
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Feb-1998	Debt/Income ratio:	27%
Credit score:	620-640 (Jul-2009)	Current / open credit lines:	11 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	0y 6m
Amount delinquent:	$0	Revolving credit balance:	$4,458	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	69%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	5	Homeownership:	No
Inquiries last 6m:	0
Screen name:	invest2008	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	620-640 (Latest)
Principal borrowed:	$11,000.00	< mo. late:	0 ( 0% )	620-640 (Oct-2008) 620-640 (Sep-2008) 640-660 (Nov-2007)
Principal balance:	$5,685.88	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
High return no risk
A fully employed MBA getting a CFA(2nd masters), with no late payments for the past 3 years and no defaults on any debts ever is not high risk. You are getting an 18% return from a very low risk borrower.? My credit score prior to some erroneously posted late payments by Citicorp(being disputed) was around 690 just a few months ago.? I am working as a consultant at Toyota National Headquarters now and will probably be finding a better position as soon as I get my CFA Level 2 results next month. This is for debt consolidation. I'd also like to purchase a home soon, so I need to take good care of my credit. Monthly net income:? $ 2800(after tax)
Monthly expenses:? ??Housing: $ 300??Insurance: $ 70??Car expenses: $ 200??Utilities: $ 50??Phone, cable, internet: $ 50??Food, entertainment: $ 300 ??Credit cards and other loans: $ 800
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419753
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	B
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	15.00%	Starting borrower rate/APR:	16.00% / 18.18%	Starting monthly payment:	$351.57

Auction yield range:	6.23% - 15.00%	Estimated loss impact:	5.26%
Lender servicing fee:	1.00%	Estimated return:	9.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Aug-2003	Debt/Income ratio:	12%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	8 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	19	Length of status:	2y 3m
Amount delinquent:	$0	Revolving credit balance:	$1,178	Occupation:	Analyst
Public records last 12m / 10y:	1/ 1	Bankcard utilization:	9%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	harmonious-contract	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Education Expenses
Purpose of loan:
I'm using this loan to pay off credit card debt, mainly education expenses. I plan on taking the CFA level Exam in and have paid upfront the study costs. My employer does reimburse me after I've completed the class and exam.

My financial situation:
I'm a great candidate because I've maintained a good credit history as well as a stable well paying job. I'm not paying down frivolous credit card spending and currently have the capacity to pay the full amount. However, due to the times I would prefer to keep a cash reserve in my savings account.

Net Monthly Income: $4000
Housing Expense (Rent,Utilities, Cable etc) $1300
Food Expense $600
Entertainment $500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419757
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jun-1994	Debt/Income ratio:	24%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	8 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	47	Length of status:	3y 0m
Amount delinquent:	$0	Revolving credit balance:	$1,924	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	132%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	38	Homeownership:	No
Inquiries last 6m:	4
Screen name:	compassion-goat7	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Investing in stocks
Purpose of loan:
This loan will be used to fund an investment account to take advantage of opportunities to buy shares of well known companies that are "on sale"?

My financial situation:
I am a good candidate for this loan because I make all my payments in a timely manner.

Monthly net income: $ 3000

Monthly expenses: $
??Housing: $ 933
??Insurance: $ 75
??Car expenses: $?500
??Utilities: $ 250
??Phone, cable, internet: $ 200
??Food, entertainment: $ 600
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 150
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419759
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,800.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$262.37

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jun-1998	Debt/Income ratio:	23%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	17	Length of status:	25y 11m
Amount delinquent:	$0	Revolving credit balance:	$6,468	Occupation:	Laborer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	credible-balance	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying for college
Purpose of loan:
This loan will be used to? pay for my wife to to college for a 8 month course in hospital billing

My financial situation:
I am a good candidate for this loan because? I HAVE WORKED AT MY JOB FOR 26 YRS . I AM A FATHER OF 2 BOYS 1 IN THE LAST YEAR OF COLLEGE

Monthly net income: $ 4000.00

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ 100.00
??Utilities: $ 0
??Phone, cable, internet: $ 200
??Food, entertainment: $ 450
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 330.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419761
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Apr-1990	Debt/Income ratio:	42%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	11 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	56	Length of status:	3y 9m
Amount delinquent:	$0	Revolving credit balance:	$9,309	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	102%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	7	Homeownership:	No
Inquiries last 6m:	2
Screen name:	mastersstudent06	Borrower's state:	Indiana	Borrower's group:	P2P Financial
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	32 ( 100% )	640-660 (Latest)
Principal borrowed:	$2,500.00	< mo. late:	0 ( 0% )	620-640 (Jun-2008) 620-640 (Nov-2007) 620-640 (Oct-2006)
Principal balance:	$358.49	1+ mo. late:	0 ( 0% )
Total payments billed:	32
Description
DTI Wrong, On Right Track to succes
Purpose of this Loan
I will be using this loan to completely consolidate my debt so that I can have it all paid off in three years.? I have 3 months left on current Prosper loan and I have never missed a payment or been late one time.? All of my bills are always paid on time.

I am a good candidate for this loan because... I am? finished with my MBA and will be getting a higher paying job.? I plan on moving up in my company which has many opportunities for growth.

Here is my current budget:
Bring home pay: 1618.08
Rent 00.00
Utilities 0.00
Cell phone 35.00
Car payment 325.00
Food and Household needs: 100.00/mo.
Prosper loans 93.00month?
Credit Cards?200.00 month

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419763
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	23.00%	Starting borrower rate/APR:	24.00% / 26.29%	Starting monthly payment:	$117.70

Auction yield range:	17.23% - 23.00%	Estimated loss impact:	19.32%
Lender servicing fee:	1.00%	Estimated return:	3.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	May-1985	Debt/Income ratio:	5%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	8	Length of status:	27y 0m
Amount delinquent:	$0	Revolving credit balance:	$1,833	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	95%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	4
Screen name:	kimmy1	Borrower's state:	Ohio	Borrower's group:	1st and BEST for Loans
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Expansion and advertising money
Purpose of loan:
This loan will be used to?To expand growing business. Own Insurance Agency and Errand Girl, errand service, also have people doing consulting for me from Doctors, Lawyers, Accountants, Nurses, etc.

My financial situation:
I am a good candidate for this loan because?I have 3 already established businesses for which I get residual income and repeat customers on a weekly basis.

Monthly net income: $7500.00 to 10,500.00
Monthly expenses: $ 2500.00
??Housing: $ 575.00
??Insurance: $ 300.00
??Car expenses: $?20250.00
??Utilities: $ 300.00
??Phone, cable, internet: $ 100.00
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419765
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	31.00%	Starting borrower rate/APR:	32.00% / 34.41%	Starting monthly payment:	$653.32

Auction yield range:	17.23% - 31.00%	Estimated loss impact:	36.32%
Lender servicing fee:	1.00%	Estimated return:	-5.32%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Jun-1997	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	11 / 11	Employment status:	Self-employed
Now delinquent:	1	Total credit lines:	27	Length of status:	2y 7m
Amount delinquent:	$136	Revolving credit balance:	$4,517	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	20%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	2	Homeownership:	Yes
Inquiries last 6m:	5
Screen name:	currency-lava	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Startup capital for a home office
Purpose of loan:
This loan will be used to establish a home business that I have wanted to start for a while.? I have maintained a full-time job until recently (mass layoff) and I am taking this opportunity to expand what I have done for 3 years from a part-time "extra money" thing into my primary source of income.? However, it takes some time and money to operate until the invoices are paid.? This loan will cover expenses and upgrades to my home office to bring it current.

My financial situation:
I am a good candidate for this loan because I have a good network of clients that I have worked with in the past and currently consult for.? I have steadily kept as much work as I needed for 3 years, and have expanded my workload now that this is full-time.? Although the layoff?removed my steady paycheck, I have been able to quickly step up my consulting workload to cover that shortage.? I recently purchased a home fully in my name for myself, my fiance, and her parents, who are retired but contribute to the monthly expenses.? Within 3 months, I anticipate that I will have a net income exceeding my previous full-time employed salary.

Monthly net income: $ 5000

Monthly expenses: $ 2880 (my?contribution)
??Housing: $?1500
??Insurance: $ 200
??Car expenses: $?280
??Utilities: $ 60
??Phone, cable, internet: $ 90
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 150
??Other expenses: $ 300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419769
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,800.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.11%	Starting borrower rate/APR:	21.11% / 23.36%	Starting monthly payment:	$105.65

Auction yield range:	8.23% - 20.11%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.14%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1997	Debt/Income ratio:	Not calculated
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	8	Length of status:	4y 4m
Amount delinquent:	$0	Revolving credit balance:	$2,391	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	34%	Stated income:	$1-$24,999
Delinquencies in last 7y:	6	Homeownership:	No
Inquiries last 6m:	0
Screen name:	order-bull	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
my wedding
Purpose of loan:
This loan will be used to? provide financial assistance for my wedding.? My wedding is pretty much payed for except some suprise last minute expenses

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 2666.51

Monthly expenses: $
??Housing: $ 650.00
??Insurance: $ 35
??Car expenses: $?100
??Utilities: $ 50
??Phone, cable, internet: $ 75
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419771
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	8.23%	Starting borrower rate/APR:	9.23% / 11.33%	Starting monthly payment:	$95.72

Auction yield range:	8.23% - 8.23%	Estimated loss impact:	8.16%
Lender servicing fee:	1.00%	Estimated return:	0.07%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Mar-2002	Debt/Income ratio:	18%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	15	Length of status:	4y 1m
Amount delinquent:	$0	Revolving credit balance:	$2,707	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	14%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	2
Screen name:	sirsroka	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 100% )	700-720 (Latest)
Principal borrowed:	$7,500.00	< mo. late:	0 ( 0% )	700-720 (Jun-2007)
Principal balance:	$2,664.74	1+ mo. late:	0 ( 0% )
Total payments billed:	25
Description
Debt consolidation
Purpose of loan:
Refinancing older loan

My financial situation:
I have never been late on my prosper loan. I have a stable income and very good credit score. Looking to refinance my current loan.

Monthly net income: $3500

Monthly expenses: $?2,360
??Housing: $?600
??Insurance: $?80
??Car expenses: $ 300
??Utilities: $?60
??Phone, cable, internet: $?120
??Food, entertainment: $?400
??Clothing, household expenses $?150
??Credit cards and other loans: $ 150
??Other expenses: $ 500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419773
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.2%

Starting lender yield:	27.50%	Starting borrower rate/APR:	28.50% / 30.86%	Starting monthly payment:	$249.81

Auction yield range:	8.23% - 27.50%	Estimated loss impact:	6.86%
Lender servicing fee:	1.00%	Estimated return:	20.64%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jan-1995	Debt/Income ratio:	20%
Credit score:	800-820 (Aug-2009)	Current / open credit lines:	14 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	1y 5m
Amount delinquent:	$0	Revolving credit balance:	$11,119	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	41%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	shiny-hope	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
credit card loan
Purpose of loan:
This loan will be used to? consolidate credit card debt, so I can make fewer payments, and save on the amount of intrest accumulated every month.

My financial situation:
I am a good candidate for this loan because? I have excellent credit. Since my bankruptcy 8 years ago my credit has been spotless. All my bills are paid on time, and I am a home owner.? My employment is very steady, and I work overtime when ever possible. Please give an opertunity to consolidate my credit cards. Thank you for taking the time to read this.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419777
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$248.80

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Nov-1993	Debt/Income ratio:	12%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	7	Total credit lines:	36	Length of status:	2y 2m
Amount delinquent:	$27,942	Revolving credit balance:	$4,163	Occupation:	Executive
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	28%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	10	Homeownership:	No
Inquiries last 6m:	6
Screen name:	Kayceesdad	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need 5500.00 for debt consolidation
Purpose of loan:
This loan will be used to pay off current bills that occured due to an injury. ?

My financial situation:
I am a good candidate for this loan because I have been at my job for over two years and was promoted to district manager last month. I have a secure income and I also am reciving an $8000.oo tax credit check?at the end? of september and will be free from other obligations I intend to pay off. Leaving me with a house payment, one car payment and this loan?

Monthly net income: $ 6600.00

Monthly expenses: $
??Housing: $ 1712
??Insurance: $400
??Car expenses: $ 680
??Utilities: $ 400
??Phone, cable, internet: $99?
??Food, entertainment: $500
??Clothing, household expenses $ 250
??Credit cards and other loans: $ 250
??Other expenses: $600
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419779
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jun-1987	Debt/Income ratio:	26%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	6 / 7	Employment status:	Full-time employee
Now delinquent:	6	Total credit lines:	26	Length of status:	6y 0m
Amount delinquent:	$22,962	Revolving credit balance:	$7,161	Occupation:	Teacher
Public records last 12m / 10y:	1/ 1	Bankcard utilization:	26%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	kind-immaculate-marketplace	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for college
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419783
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.2%

Starting lender yield:	18.50%	Starting borrower rate/APR:	19.50% / 21.73%	Starting monthly payment:	$922.73

Auction yield range:	8.23% - 18.50%	Estimated loss impact:	6.63%
Lender servicing fee:	1.00%	Estimated return:	11.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Aug-1994	Debt/Income ratio:	26%
Credit score:	800-820 (Aug-2009)	Current / open credit lines:	13 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	59	Length of status:	2y 7m
Amount delinquent:	$0	Revolving credit balance:	$11,748	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	41%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	social-starter1	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Healthcare Business
Purpose of loan:
This loan will be used to open a Home Healthcare Business taking care of seniors at home.? The services that will be provided are companionship, home health aide, nurse, physical therapy, occupational therapy and social work services to seniors.? The business will be licensed, insured, bonded and incorporated.? The business is in progress of being licensed and incorporated.? This is an exciting business because senior population is growing and seniors are chosing to stay home instead of nursing homes.? Home healthcare has grown 5.8% in a recession and will continue to grow.? The research is showing that Home care should grow by 20%.?
My financial situation:
I am a good candidate for this loan because I have 15 years of HealthCare experience.? I have been an Executive Director of Nursing Home for the last seven years.? I have a Master's in Business Administration and a Master's in Social work.? The Nursing Home?I have run have been extremely sucessful.? I have a credit score of 773.? I currently own my own home and have a small debt to income ratio.? I will continue to work in my current position while?my business is running.? I am married and my husband pays all of our bills so that I can start my business.
Information in the Description is not verified.